UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

November 4, 2016
Date of Report (Date of earliest event reported)

BAIXO RELOCATION SERVICES, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-19663	35-2511643
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1282A Cornwall Road Oakville, Ontario Canada	L6J 7W51
(Address of principal executive offices)	(Zip Code)

(416) 230-8805

Registrant’s telephone number, including area code

H 190 / 5 Centre Horte

Aquem Baixo, Goa, India 403601

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5. CORPORATE GOVERNANCE AND MANAGEMENT

ITEM 5.03 AMENDMENT TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR

Certificate of Amendment to Articles of Incorporation

On October 31, 2016, the Board of Directors of Baixo Relocation Services, Inc., a Nevada corporation (the “Company”) authorized an increase in the Company's shares of common stock to three hundred million (300,000,000) shares with par value remaining at $0.001 and creation of twenty million (20,000,000) shares of preferred stock, par value $0.001. On November 4, 2016, the Company filed a Certificate of Amendment with the Nevada Secretary of State increasing its authorized capital to 300,000,000 shares of common stock, par value $0.001, and 20,000,000 shares of preferred stock, par value $0.001 (the “Amendment). The Amendment was effective with the Nevada Secretary of State on November 4, 2016 when the Certificate of Amendment was filed. The Amendment was approved by the Board of Directors pursuant to written consent resolutions dated October 31, 2016 and further approved by the shareholders holding a majority of the total issued and outstanding shares of common stock of the Company pursuant to written consent resolutions dated October 31, 2016.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial Statements of Business Acquired.

Not applicable.

(b) Pro forma Financial Information.

Not applicable.

(c) Shell Company Transaction.

Not applicable.

(d) Exhibits.

3.1.2	Certificate of Amendment dated November 4, 2016 filed with the Nevada Secretary of State.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BAIXO RELOCATION SERVICES, INC.

Date: November 10, 2016	By:	/s/ Richard Hue
	Name:	Richard Hue
	Title:	President/Chief Executive Officer

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